                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                                     Item 5


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 1999




                              PHOTONICS CORPORATION
                                       dba
                              DTC Data Corporation

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                     0-22514                 77-0102343
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)


          606 CHARCOT DRIVE, SAN JOSE, CA                     95131
      (Address of principal executive offices)             (Zip Code)




        Registrant's telephone number, including area code: (408)546-5600

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INFORMATION TO BE INCLUDED IN THE REPORT




ITEM 5.  OTHER EVENTS

         On June 21, 1999, the Registrant's board of directors determined to lay off all employees except those essential to an orderly shut-down of the business unless the Registrant should unexpectedly receive a large order for product it could ship from inventory. Effective June 23, 1999, Registrant's board of directors and officers resigned. Prior to such resignation, Registrant's board of directors hired James T. Koo, formerly Registrant's President, to serve as a consultant at no pay to attempt to find a buyer for the Registrant and otherwise to sell such assets as he is able and then to shut down the business.

     The Registrant has approximately $420,000 of accounts receivable which it believes, although no assurance can be given, have a reasonable chance of collection, approximately $110,000 of secured bank debt, approximately $180,000 of back payroll and accrued vacation pay, and approximately $3.6 million of accounts payable and other unsecured debt, including approximately $2.0 million owed to Registrant's former officers, board members, and their affiliated companies. The Registrant intends to use the proceeds from its accounts receivables and any inventory or assets it sells to first pay off the secured bank loan. Additional funds would be used to fund June and July wind-down expenses estimated at $50,000 and employee wage claims up to $4,300 per employee, which is estimated to require about $35,000. (This corresponds to the portion of employee wage claims which would be entitled to statutory priority under Section 507(a)(3) of the US Bankruptcy Code were the Registrant to initiate a Chapter 7 filing.) Any subsequent excess would be divided 10% to meet the remaining unsatisfied payroll and vacation pay and 90% to pay other creditors until the payroll and vacation pay was paid off. Thereafter, all proceeds would go to the creditors of Registrant.

     The Registrant is following this procedure rather than filing for Chapter 7 in order to maximize return to creditors. Should creditors not go along with the procedure and individually attempt to seize assets through writs of attachments or like devices the Registrant would intend to file for Chapter 7 which Registrant believes would cause all creditors to receive less.

     Absent a sale of the business generating significant cash, which the Registrant believes is remote, the Registrant would expect to pay off its secured lender, fund June and July operating expenses of $50,000 and the priority employee payroll and vacation debt of about $35,000 and then to pay unsecured debt holders approximately five cents ($0.05) for every dollar of debt, although no assurance can be given that there will be funds generated to pay any person. Should creditors force a Chapter 7 filing, Registrant believes that they would receive less proceeds. Registrant does not expect its shareholders to obtain any monies.

     Unless the situation changes dramatically, Registrant does not intend to file further reports with the SEC and expects to go out of business prior to the end of the third calendar quarter of 1999.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                            PHOTONICS CORPORATION






Date: June 23, 1999                       By:  /s/  James T. Koo
                                               ----------------------

                                                James T. Koo
                                                 President and Chief
                                                  Executive Officer


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